Exhibit 10.3
GeneDx Holdings Corp.
333 Ludlow Street
Stamford, CT 06902

March 20, 2023

Icahn School of Medicine at Mount Sinai
Mount Sinai Health System, Inc.
150 East 42nd Street
New York, NY 10017

Ladies and Gentlemen:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GeneDx Holdings Corp. (formerly, Sema4 Holdings Corp.) (the “Company”) and Icahn School of Medicine at Mount Sinai (“Mount Sinai”) confirm their agreement as follows: (a) the Company shall, and shall cause GeneDx, LLC to, simultaneously execute and deliver to Mount Sinai that certain Guaranty in favor of Mount Sinai in the form attached hereto as Exhibit A (the “Guaranty”); (b) Mount Sinai shall use its commercially reasonable efforts (which shall not require Mount Sinai to modify the Sublease or the Prime Lease or undertake any new obligations nor commence any legal proceedings) to request the assignment to the Company of and the full release of Mount Sinai from (i) the Sublease, as defined in that certain Sub-Sublease dated June 6, 2017 and amended July 31, 2019, for certain premises located at One StarPoint a/k/a 333 Ludlow Street, Stamford, Connecticut (the “Sublease”), and (ii) the Prime Lease, as defined in that certain Sublease dated April 23, 2019, for certain premises located at 62 Southfield Avenue, Stamford Connecticut (the “Prime Lease”), all on terms no less favorable to the Company than the terms of such agreements are to Mount Sinai (which, in the case of the Prime Lease, shall include the assignment of the cancellation option set forth in Section 3.3 of the Prime Lease) and, upon the completion of the foregoing assignments and the release of Mount Sinai from any obligations and liabilities under or in connection with the Sublease and the Prime Lease, the Guaranty and the agreement set forth in Exhibit B shall terminate; (c) if so requested by the Company, Mount Sinai shall exercise its right to cancel the Prime Lease referenced in the preceding clause (b) pursuant to Section 3.3 of the Prime Lease, provided the Company shall bear any reasonable, out-of-pocket third party costs incurred by Mount Sinai in exercising such option, including but not limited to any cancellation charge payable under the Prime Lease; and (d) the Company and Mount Sinai (and its affiliates where applicable) shall cooperate to review existing contracts between Sema4 OpCo, Inc. and Mount Sinai (and/or its affiliates) to determine whether any modification of contract parties is appropriate.
This instrument shall be governed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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GeneDx Holdings Corp.

By: /s/ Kevin Feeley_________________
Name: Kevin Feeley
Title: CFO
Icahn School of Medicine at Mount Sinai

By: /s/ Stephen Harvey_______________
Name: Stephen Harvey
Title: Executive Vice President

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EXHIBIT A

FORM OF GUARANTY

(See Attached)

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EXHIBIT B

Reimbursement Agreement for Certain Leasing Arrangements, dated as of August 1, 2019, by and between Mount Sinai and Mount Sinai Genomics, Inc. d/b/a Sema4

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